UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 21, 2020
Date of Report (date of earliest event reported)
DROPBOX, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-38434	26-0138832
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1800 Owens St.
San Francisco, California 94158
(Address of principal executive offices)
(415) 857-6800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Class A Common Stock, par value $0.00001 per share	DBX	The NASDAQ Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07     Submission of Matters to a Vote of Security Holders

On May 21, 2020, at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Dropbox, Inc. (the “Company”), the Company’s stockholders voted upon the following proposals described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 7, 2020: (1) to elect eight directors to the Board of Directors of the Company; (2) to ratify the appointment of Ernst & Young LLP, an independent registered public accounting firm, as auditors for the fiscal year ending December 31, 2020; and (3) to approve a non-binding advisory vote regarding executive compensation.
All nominated directors were elected and the other proposals were approved by the required stockholder vote. The final voting results with respect to each proposal is as set forth below.

(1) Proposal for election of eight directors:

	For	Withhold	Broker Non-Votes
Donald W. Blair	1,570,650,902	75,756,978	49,590,841
Lisa Campbell	1,645,201,874	1,206,006	49,590,841
Andrew W. Houston	1,570,307,388	76,100,492	49,590,841
Paul E. Jacobs	1,569,508,058	76,899,822	49,590,841
Robert J. Mylod, Jr.	1,569,475,870	76,932,010	49,590,841
Karen Peacock	1,645,173,712	1,234,168	49,590,841
Condoleezza Rice	1,568,529,758	77,878,122	49,590,841
R. Bryan Schreier	1,569,571,722	76,836,158	49,590,841

(2) Proposal to ratify Ernst & Young LLP as auditors for the fiscal year ending December 31, 2020:

For	Against	Abstain
1,694,807,251	378,742	812,728

(3) Proposal to approve a non-binding advisory resolution on the compensation of the named executive officers of the Company:

For	Against	Abstain	Broker Non-Votes
1,624,906,253	20,036,700	1,464,927	49,590,841

.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2020

Dropbox, Inc.
/s/ Bart Volkmer
Bart Volkmer
Chief Legal Officer